SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 21, 2005

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 2.02 Results of Operations and Financial Condition.

The information included under Item 8.01 below of this current Report is incorporated by reference herein.

Item 8.01 Other Events.

On December 21, 2005, Convergys Corporation (NYSE: CVG) announced that it expects fourth quarter income from operations, excluding additional severance, to be in line with previous guidance. Convergys now expects earnings for the fourth quarter of 2005 to be approximately $0.14 per diluted share due to two non-operating items and additional severance expense. Convergys reaffirms earnings guidance for 2006 of at least $1.07 per share.

Reported fourth quarter earnings will differ from previous guidance due to the tax impact of foreign cash repatriations, adjustments to Convergys’ cellular partnership results, and additional severance expense, as discussed below. In 2006, additional benefits from severance will partially offset the less than anticipated contribution from the cellular partnership.

•	By December 31, 2005, Convergys will complete its foreign cash repatriations of approximately $187 million in cash, inclusive of dividends under the American Jobs Creation Act. The impact from repatriating funds was not included in previous guidance. Convergys expects this will result in additional income tax expense of approximately $11 million, or $0.08 per share.

•	Convergys has a minority interest in the Cincinnati SMSA Limited Partnership (the “Partnership”), a provider of wireless communications in central and southwestern Ohio and northern Kentucky. The general partner of the Partnership recently notified Convergys that fourth quarter results will include accounting adjustments that will cause a loss to be reported in the quarter. In previous guidance, Convergys expected Partnership pre-tax earnings of $5 million to $7 million for the fourth quarter. Convergys expects that previous guidance will now be negatively impacted by approximately $13 million, or $0.06 per share.

•	As a result of continuing efforts, Convergys has identified additional opportunities to improve operations and to reduce costs. Annualized savings from fourth quarter severance actions are now expected to increase to approximately $20 million beginning in 2006. Rather than the $8 million severance estimated previously, total pre-tax severance in the fourth quarter is expected to be $13 million. The additional $5 million in severance will impact earnings by approximately $0.02 per share in the fourth quarter of 2005.

Therefore, rather than the $0.30 per share guidance provided in October, Convergys now expects earnings in the fourth quarter of 2005 to be $0.14 per diluted share.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of the Company dated December 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President, General Counsel and Secretary

Date: December 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated December 21, 2005